UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On August 12, 2025, the Audit Committee of the Board of Directors (the “Committee”) of NanoVibronix, Inc. (the “Company”) approved the dismissal of Zwick CPA PLLC (“Zwick”) as the Company’s independent registered public accounting firm, effective as of the same date.

The reports of Zwick on the Company’s consolidated financial statements for the two most recent fiscal years, ended December 31, 2024, and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except Zwick’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2024, and December 31, 2023, contained an explanatory paragraph stating there was substantial doubt about the Company’s ability to continue as a going concern.

During the two most recent fiscal years, ended December 31, 2024, and December 31, 2023, and the subsequent interim period through August 12, 2025, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Zwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Zwick, would have caused Zwick to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years. Also during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except that, for the years ended December 31, 2024, and December 31, 2023, and for each of the quarters within the years ended December 31, 2024, and 2023, management identified deficiencies in the Company’s design and effectiveness of their internal control over financial reporting that were considered to be material weaknesses.

The Company provided Zwick with a copy of the above disclosures and requested that Zwick furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Zwick’s letter dated August 14, 2025, is attached as Exhibit 16.1.

(b) Appointment of New Independent Registered Public Accounting Firm

On August 13, 2025, the Committee engaged Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately. During the fiscal years ended December 31, 2024, and December 31, 2023, and the subsequent interim period through August 13, 2025, neither the Company nor anyone on its behalf has consulted with E&Y regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2025 (the “Brown Effective Date”), the Company entered into an amended and restated employment agreement (the “Brown Employment Agreement”) with Stephen Brown, Chief Financial Officer of the Company, which such agreement amends, restates and those certain employment agreements dated September 20, 2024, January 1, 2022, and October 5, 2020. Pursuant to the terms of the Brown Employment Agreement, the Company shall pay Mr. Brown an annual salary of $300,000, less any applicable payroll deductions and tax withholdings (the “Base Salary”). The Brown Employment Agreement shall be at-will and will remain in effect unless terminated by either party in accordance with the terms of the Brown Employment Agreement. Either

Either the Company or Mr. Brown may terminate Mr. Brown’s employment with the Company at any time upon 30 days written notice to the other party, subject to the terms of the Brown Employment Agreement. In the event of such termination, the Company shall pay Mr. Brown the Base Salary through the date of termination and other customary accrued and reimbursable expenses. Additionally, in the event the Company terminates Mr. Brown’s employment for Cause (as defined in the Brown Employment Agreement) or the Mr. Brown voluntarily resigns for any reason on or before the six-month anniversary of the Brown Effective Date, the Company shall have no further liability or obligation Mr. Brown under the Brown Employment Agreement other than any customary accrued and reimbursable expenses. In the event Mr. Brown’s employment is terminated by (x) the Company without Cause following the Brown Effective Date or (y) Mr. Brown due to a resignation for any reason following the six-month anniversary of the Brown Effective Date, subject to certain terms and conditions of the Brown Employment Agreement, the Company shall pay Mr. Brown severance pay in a total amount equal to $180,000.

Additionally, pursuant to the Brown Employment Agreement, Mr. Brown may not own over an aggregate of 2% of the outstanding stock of any class of any corporation engaged in a business that directly competes with the business of the Company if such stock is listed on a national securities exchange in the United States.

The Brown Employment Agreement also provides for certain customary covenants regarding non-solicitation, non-competition and confidentiality.

The foregoing is only a summary of the material terms of the Brown Employment Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Brown Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of August 11, 2025, by and between NanoVibronix, Inc. and Stephen Brown
16.1	Letter from Zwick CPA PLLC to the Securities and Exchange Commission dated August 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: August 14, 2025	By:	/s/ Doron Besser, M.D.
	Name:	Doron Besser, M.D.
	Title:	Chief Executive Officer